UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 29, 2010

MPG OFFICE TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-31717	04-3692625
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

355 South Grand Avenue, Suite 3300 Los Angeles, California	90071
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code)

213-626-3300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

	Item 1.02	Termination of a Material Definitive Agreement.
	Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Signatures

Section 1 — Registrant’s Business and Operations

Item 1.02	Termination of a Material Definitive Agreement.

On July 29, 2010, MPG Office Trust, Inc. and MPG Office, L.P. (together, the “Company”) and Christopher C. Rising entered into a Separation Agreement whereby Mr. Rising will resign from the Company effective as of August 15, 2010 (the “Separation Date”). Mr. Rising is employed by the Company pursuant to an employment letter effective as of May 17, 2008, which was filed with the Securities and Exchange Commission on May 19, 2008 as Exhibit 10.8 to the Company’s Current Report on Form 8-K. Subject to Mr. Rising’s execution and non-revocation of a general release of claims, the Company has agreed to pay Mr. Rising a lump-sum cash severance payment of $577,654 six months after the Separation Date. Mr. Rising’s unvested 43,680 restricted stock units and 43,334 non-qualified stock options will vest in full in connection with the termination of his employment. Other than the confidentiality and non-solicitation covenants, which survive, effective as of August 15, 2010 Mr. Rising’s employment letter will terminate.

Section 5 — Corporate Governance

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described above, effective August 15, 2010, Christopher C. Rising’s employment as Senior Vice President, Asset Transactions will be terminated pursuant to his resignation from the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPG OFFICE TRUST, INC. Registrant

/S/ JONATHAN L. ABRAMS
Jonathan L. Abrams
Senior Vice President,
General Counsel and Secretary

Dated: As of July 30, 2010